CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Combined Proxy Statement/Prospectus constituting part of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated August 14, 1998, relating to the financial statements and financial highlights appearing in the June 30, 1998 Annual Report of Time Horizon Portfolio 1, Time Horizon Portfolio 2, and Time Horizon Portfolio 3 (portfolios of Time Horizon Funds, hereafter referred to as the "Funds") which financial statements and financial highlights are also incorporated by reference into the Combined Proxy Statement/Prospectus and included in the Registration Statement. We further consent to the incorporation by reference into the Combined Proxy Statement/Prospectus constituting part of this Registration Statement on Form N-14 of our report dated April 22, 1999, relating to the financial statements and financial highlights appearing in the February 28, 1999 Annual Report of Pacific Horizon Asset Allocation Fund (a portfolio of Pacific Horizon Funds, Inc., hereafter referred to as the "Fund") which financial statements and financial highlights are also incorporated by reference into the Combined Proxy Statement/Prospectus and included in the Registration Statement. We further consent to the incorporation by reference in the Prospectus and Statement of Additional Information of the Fund dated September 1, 1998, of our report dated April 21, 1998, relating to the financial statements and financial highlights appearing in the February 28, 1998 Annual Report of the Fund, which Prospectus and Statement of Additional Information are also incorporated by reference in the Registration Statement. We further consent to the incorporation by reference in the Prospectus and Statement of Additional Information of the Funds dated November 1, 1998, of our report dated August 14 , 1998, relating the financial statements and financial highlights appearing in the June 30, 1998 Annual Report of the Funds, which Prospectus and Statement of Additional Information are also incorporated by reference in the Registration Statement. We further consent to the references to us under the headings "Financial Statements," "Other Service Providers for Time Horizon and Nations," and in paragraphs 5.2. e. and 7.4 of Appendix I of the Agreement and Plan of Reorganization appearing in such Combined Proxy Statement/Prospectus.



PricewaterhouseCoopers LLP
New York, New York
May 18, 1999